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Exhibit 99.1

CERTIFICATION PURSUANT TO 18 U.S. C. SECTION 1350

        The undersigned hereby certifies that the Form 10-Q Quarterly Report of Eldorado Resorts LLC and Eldorado Capital Corp. (collectively, the "Company") for the quarterly period ended June 30, 2002 filed with the Securities and Exchange Commission (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: August 12, 2002	By:	/s/ DONALD L. CARANO Donald L. Carano Chief Executive Officer of Eldorado Resorts LLC and Eldorado Capital Corp.

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  Exhibit 99.1
CERTIFICATION PURSUANT TO 18 U.S. C. SECTION 1350